UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2021
AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(682) 278-9000
(682) 278-9000

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
PSP3
On April 23, 2021 (the “PSP3 Closing Date”), American Airlines, Inc. (“AAI”), Envoy Air Inc. (“Envoy”), Piedmont Airlines, Inc. (“Piedmont”) and PSA Airlines, Inc. (together with AAI, Envoy and Piedmont, the “Guarantor Subsidiaries”), each a wholly-owned subsidiary of American Airlines Group Inc. (the “Company”), entered into a Payroll Support Program 3 Agreement (the “PSP3 Agreement”) with the United States Department of Treasury (the “Treasury”), with respect to the Payroll Support Program (“PSP3”) established under Section 7301 of the American Rescue Plan Act of 2021 (the “ARP”). In connection with its entry into the PSP3 Agreement, on the PSP3 Closing Date, the Company also entered into a warrant agreement (the “PSP3 Warrant Agreement”) with the Treasury, and the Company issued a promissory note to the Treasury (the “PSP3 Promissory Note”), with the Guarantor Subsidiaries as guarantors.
PSP3 Agreement
Pursuant to the PSP3 Agreement, the Treasury is to provide to the Company financial assistance to be paid in installments (each, an “Installment”) expected to total in the aggregate $3,310.9 million. The first Installment, in the amount of approximately $1,655.4 million, was disbursed by the Treasury on April 23, 2021.
In connection with PSP3, the Company is required to comply with the relevant provisions of the ARP, including the requirement that funds provided pursuant to the PSP3 Agreement be used exclusively for the continuation of payment of employee wages, salaries and benefits, the requirement against involuntary furloughs and reductions in employee pay rates and benefits through at least September 30, 2021, the provisions that prohibit the repurchase of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and the payment of dividends on the Common Stock through September 30, 2022, as well as those that restrict the payment of certain executive compensation until April 1, 2023. The PSP3 Agreement also imposes substantial reporting obligations on the Company and the Guarantor Subsidiaries.
PSP3 Promissory Note
As partial compensation to the United States Government for the provision of financial assistance under the PSP3 Agreement, the Company issued the PSP3 Promissory Note to the Treasury, which provides for the Company’s unconditional promise to pay to the Treasury the initial principal sum of approximately $466.6 million, subject to an increase equal to 30% of the amount of each additional Installment disbursed under the PSP3 Agreement after the PSP3 Closing Date, and the guarantee of the Company’s obligations under the PSP3 Note by the Subsidiary Guarantors. Assuming the total Installments to be paid pursuant to the PSP3 Agreement aggregate approximately $3,310.9 million, the PSP3 Promissory Note will have a total principal amount of approximately $963.3 million.
The PSP3 Promissory Note bears interest on the outstanding principal amount at a rate equal to 1.00% per annum until the fifth anniversary of the PSP3 Closing Date and 2.00% plus an interest rate based on the secured overnight financing rate per annum or other benchmark replacement rate consistent with customary market conventions (but not to be less than 0.00%) thereafter until the tenth anniversary of the PSP3 Closing Date (the “PSP3 Maturity Date”), and interest accrued thereon will be payable in arrears on the last business day of March and September of each year, beginning on September 30, 2021. The aggregate principal amount outstanding under the PSP3 Promissory Note, together with all accrued and unpaid interest thereon and all other amounts payable under the PSP3 Promissory Note, will be due and payable on the PSP3 Maturity Date.
The Company may, at any time and from time to time, voluntarily prepay amounts outstanding under the PSP3 Promissory Note, in whole or in part, without penalty or premium. Within 30 days of the occurrence of certain change of control triggering events, the Company is required to prepay the aggregate outstanding principal amount of the PSP3 Promissory Note at such time, together with any accrued interest or other amounts owing under the PSP3 Promissory Note at such time.
The PSP3 Promissory Note is the Company’s senior unsecured obligation and each guarantee of the PSP3 Promissory Note is the senior unsecured obligation of each of the Subsidiary Guarantors, respectively. The PSP3 Promissory Note contains events of default, including cross-default with respect to acceleration or failure to pay at maturity other material indebtedness. Upon the occurrence of an event of default and subject to certain grace periods, the outstanding obligations under the PSP3 Promissory Note may, and in certain circumstances will automatically, be accelerated and become due and payable immediately.

The PSP3 Promissory Note is in substantially the same form as the promissory note entered into in connection with PSP2 (as defined below) and the Payroll Support Program (“PSP1”) established under the Coronavirus Aid, Relief and Economic Security Act.
PSP3 Warrant Agreement and PSP3 Warrants
As partial compensation to the United States Government for the provision of financial assistance under the PSP3 Agreement, and pursuant to the PSP3 Warrant Agreement, the Company has agreed to issue warrants (each, a “PSP3 Warrant” and, collectively, the “PSP3 Warrants”) to the Treasury to purchase shares (the “PSP3 Warrant Shares”) of the Common Stock. The exercise price of the PSP3 Warrant Shares is $21.75 per share (which was the closing price of the Common Stock on The Nasdaq Global Select Market on March 10, 2021) (the “PSP3 Exercise Price”), subject to certain anti-dilution provisions provided for in the PSP3 Warrant.
Pursuant to the PSP3 Warrant Agreement, (a) on the PSP3 Closing Date, the Company issued to the Treasury a PSP3 Warrant to purchase up to an aggregate of 2,145,426 shares of Common Stock based on the terms described herein and (b) on the date of each increase of the principal amount of the PSP3 Promissory Note in connection with the disbursement of an additional Installment under the PSP3 Agreement, the Company will issue to the Treasury an additional PSP3 Warrant for a number of shares of Common Stock equal to 10% of such increase of the principal amount of the PSP3 Promissory Note, divided by the PSP3 Exercise Price. Assuming the total Installments to be paid pursuant to the PSP3 Agreement aggregate approximately $3,310.9 million, the total number of PSP3 Warrant Shares issuable will be 4,428,783, subject to certain anti-dilution provisions provided for in the PSP3 Warrants.
The PSP3 Warrants do not have any voting rights and are freely transferrable, with registration rights. Each PSP3 Warrant expires on the fifth anniversary of the date of issuance of such PSP3 Warrant. The PSP3 Warrants will be exercisable either through net share settlement or in cash, at the Company’s option.
The PSP3 Warrants issued under the PSP3 Warrant Agreement are issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering. Any issuance of Common Stock upon exercise of the PSP3 Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.
The PSP3 Warrants are being issued solely as compensation to the United States Government related to entry into the PSP3 Agreement. No separate proceeds (apart from the financial assistance Installments described above) are being received upon issuance of the PSP3 Warrants or will be received upon exercise thereof.
The PSP3 Warrant Agreement and PSP3 Warrants are in substantially the same forms as the warrant agreement and warrants entered into in connection with PSP1 and PSP2.
PSP2
On January 15, 2021 (the “PSP2 Closing Date”), the Guarantor Subsidiaries entered into a Payroll Support Program Extension Agreement (the “PSP2 Agreement”) with the Treasury, with respect to the Payroll Support Program (“PSP2”) established under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021. In connection with its entry into the PSP2 Agreement, on the PSP2 Closing Date, the Company also entered into a warrant agreement (the “PSP2 Warrant Agreement”) with the Treasury, and the Company issued a promissory note (the “PSP2 Promissory Note”) to the Treasury, with the Guarantor Subsidiaries as guarantors. These transactions are more fully described in the Current Reports on Form 8-K filed by the Company and AAI on January 19, 2021 (the “January 8-K”) and March 17, 2021.
On April 23, 2021, the Guarantor Subsidiaries received a third installment of PSP2 financial assistance in the aggregate amount of $463.0 million and in connection therewith increased the amount of the PSP2 Promissory Note by $138.9 million and issued an additional warrant (a “PSP2 Warrant” and, together with the other warrants issued pursuant to the PSP2 Warrant Agreement, the “PSP2 Warrants”) to purchase up to 886,998 shares of Common Stock. After taking into account this third installment, the Company has received, in aggregate, $3,549.8 million of PSP2 financial assistance, for which the Company has now provided Treasury with the PSP2 Promissory Note in an aggregate amount of $1,034.9 million and PSP2 Warrants to purchase, in aggregate, up to 6,608,749 shares of Common Stock at an exercise price of $15.66 per share, subject to certain anti-dilution provisions provided for in the PSP2 Warrant.

The terms of the PSP2 Warrants are more fully described in the January 8-K under the caption “Warrant Agreement and Warrants” which disclosure is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided in Item 1.01 under the caption “PSP3—PSP3 Promissory Note” is incorporated herein by reference to the extent responsive to Item 2.03.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.
The information provided in Item 1.01 under the captions “PSP3—PSP3 Warrant Agreement and PSP3 Warrants” and “PSP2” is incorporated herein by reference to the extent responsive to Item 3.02.
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Forward looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: April 26, 2021	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: April 26, 2021	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer